EXHIBIT 4

FRONT SIDE

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MapInfo

MI

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MA. OR NEW YORK, N.Y.

COMMON STOCK USIP 565105 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

This CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

MAPINFO CORPORATION, transferable on the books of the Corporation by said owner in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificate of Incorporation and all amendments thereto and supplements thereof.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of the Corporation's duly authorized officers.

Dated: Countersigned and Registered:

BankBoston, N.A.

Transfer Agent and Registrar,

By Authorized Signature

/s/ April Fredlund Secretary	SEAL	/s/ Mark Cattini President and Chief Executive Officer

BACK SIDE

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MapInfo

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO DESIGNATE AND FIX THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF CLASSES OF PREFERRED STOCK IN SERIES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common UNIF GIFT MIN ACT______ Custodian______
TEN ENT--as tenants by the entireties (Cust) (Minor)
JT TEN--as joint tenants with right of under Uniform Gifts to Minors survivorship and not as Act__________
tenants in common (State)

Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

____________________________________________________________________________________________
________________________________________________________________________________________Sharesof the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______

______________________________________________________________________________________Attorneyto transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _________________________________________

_____________________________________________NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED: _____________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.